Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-275996 on Form S-8 of our report dated April 29, 2024, relating to the financial statements of Falcon’s Creative Group, LLC appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Tampa, Florida
April 29, 2024